EXHIBIT 5(a)

FirstEnergy	76 South Main Street Akron, Ohio 44305

October 19, 2006

The Cleveland Electric Illuminating Company
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

        Re:    The Cleveland Electric Illuminating Company, Registration Statement on Form S-3

Ladies and Gentlemen:

        I am Associate General Counsel of FirstEnergy Corp., an Ohio corporation ("FirstEnergy"). This opinion is furnished to you in connection with the registration, pursuant to a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the offering and sale from time to time by The Cleveland Electric Illuminating Company, an Ohio corporation and a wholly owned electric utility operating subsidiary of FirstEnergy (the "Company"), of $550,000,000 aggregate principal amount of one or more series of senior unsecured debt securities (the "Debt Securities") of the Company to be issued under an Indenture, dated as of December 1, 2003 (the "Indenture"), between the Company and The Bank of New York Trust Company, N.A., as sucessor trustee to JPMorgan Chase Bank (the "Trustee"), and sold pursuant to the terms of one or more underwriting or other purchase agreements to be executed by the Company and the underwriters or other purchasers parties thereto.

        In connection with this opinion, I or persons under my supervision and control have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, including the prospectus comprising a part thereof (the "Prospectus"), the Indenture, the Company's Amended Articles of Incorporation and the Company's Amended and Restated Code of Regulations. In addition, I or persons under my supervision and control have reviewed originals, or copies certified or otherwise identified to my satisfaction, of such other instruments, certificates, records and documents and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have reviewed such questions of law, as I have deemed necessary or appropriate for purposes of this opinion. In such review, I have also assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee, (ii) the terms of the issuance of the sale of Debt Securities will be duly approved by all necessary action of the Board of Directors of the Company (the "Board") (or by any committee to which the Board delegates the authority to grant such authorization), (iii) that the Debt Securities will be properly authenticated by the manual signature of an authorized representative of the Trustee, depositary or transfer agent, as the case may be, and (iv) the signatures on all documents examined by me or persons under my supervision and control are genuine, which assumptions I have not independently verified.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

          1.     The Company has been duly incorporated and is in good standing under the laws of the State of Ohio, the jurisdiction of its incorporation.

          2.     The Indenture has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company.

          3.     When any Debt Securities have been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and the Prospectus (or any supplement thereto filed pursuant to Rule 424 under the Act) and in accordance with the Indenture, such Debt Securities will constitute the legal, valid and binding obligations of the Company.

        Paragraph 3 above is subject to the Registration Statement's becoming effective with no stop order with respect thereto having been issued by the Commission and to the issuance and continued effectiveness of any necessary order by the Public Utilities Commission of Ohio authorizing the issuance of the Debt Securities on the terms contemplated by the Registration Statement and the Prospectus (or any supplement thereto filed pursuant to Rule 424 under the Act).

        In connection with this opinion, I have assumed that the authorization of any such Debt Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Debt Security.

        I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. I am a member of the bar of the State of Ohio, and this opinion is limited to the laws of the State of Ohio.

Very truly yours,
/s/ GARY D. BENZ Gary D. Benz Associate General Counsel